SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant   |X|
   Filed by a Party other than the Registrant   | |

   Check the appropriate box:
   | |   Preliminary Proxy Statement

                              | | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   | |   Definitive Proxy Statement
   |X|   Definitive Additional Materials
   | |   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Bio-Imaging Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X|   No fee required.
   | | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and and 0-11.

   (1)   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

   (2)   Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

   (4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

   (5)   Total fee paid:
--------------------------------------------------------------------------------

   | |   Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

   | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount Previously Paid:
--------------------------------------------------------------------------------

   (2)      Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------

   (3)      Filing Party:
--------------------------------------------------------------------------------

   (4)      Date Filed:
--------------------------------------------------------------------------------

                         BIO-IMAGING TECHNOLOGIES, INC.
                              830 Bear Tavern Road
                         West Trenton, New Jersey 06828

                         REJECT THE DISSIDENT COMMITTEE

                                                               February 23, 1998
Dear Stockholder:

     A committee of dissident stockholders has commenced what the Board believes is an unnecessary and expensive proxy contest in an effort to elect the Dissident Committee's slate of nominees to your Company's Board of Directors at the Annual Meeting of Stockholders scheduled for February 27, 1998. The Board believes that the Dissident Committee offers no substantive plans or suggestions to improve your Company's operations and are interested only in furthering their own individual agendas. The Dissident Committee includes, among others, a stockholder, Frank J. Abella, Jr., who has a confrontational and disruptive history with the Company, and the Company's former Chief Scientific Officer, Dr. James J. Conklin, who resigned along with Donald W. Lohin, its former President and Chief Executive Officer, as a director and officer of the Company on December 19, 1997, rather than be terminated by the Company.

     We believe that your interests are not aligned with those of the Dissident Committee and that giving control of the Company to this group would be disastrous. The Company's management and employees unanimously support the Board's slate of nominees and do not want to return to the lack of focus and direction by former management supported by the Dissident Committee. In your own best interests, you are strongly urged to reject this dissident bid for control of Bio-Imaging Technologies.

     THE DISSIDENT COMMITTEE'S PROXY MATERIALS FAIL TO PROVIDE YOU WITH THE
                              FOLLOWING INFORMATION

1. INDEPENDENT MANAGEMENT CONSULTANT RECOMMENDED MANAGEMENT CHANGES. The Dissident Committee's solicitation materials fail to disclose that an organizational study, conducted by an independent consulting firm in November 1997, recommended to the Board that Dr. Conklin be terminated. The consulting firm conducted organizational surveys with all employees and confidential employee interviews with most employees of the Company. To quote from the Recommendations of the Consulting Firm in the Organizational Study:

      "It's very, very difficult to build a compelling defense for the retention of Dr. Conklin. Don [Lohin] is quite possibly the only member of the Company that feels Dr. Conklin adds value and needs to be retained."

2. WE BELIEVE FORMER MANAGEMENT IS PRIMARILY RESPONSIBLE FOR THE RECENT DISMAL FINANCIAL RESULTS. The Dissident Committee intentionally omitted from its proxy materials that the Company's poor prospects for fiscal 1998, including the dismal results for the first fiscal quarter ended December 31, 1997, occurred under the management of Dr. Conklin and Mr. Lohin. Many employees and the Board believe that the strategies implemented by former management were primarily responsible for such results. We believe that the unfocused diversification strategy which was trumpeted in the Dissident Committee's materials has already failed. The funding of two new business divisions during fiscal 1997 resulted in a reduction of resources available for the Company's core business. These new divisions, which were a high priority of former management, failed to generate any revenue despite significant expenditures. As a result of such failures, the Company was forced to take a charge to earnings of $150,000 in the first quarter of fiscal 1998. The current management team must now work to rebuild the Company's core business pipeline. In addition, the Dissident Committee conveniently fails to inform you that in January 1994, Dr. Conklin was replaced as Chief Executive Officer by the Company's Board of Directors, prior to the Covance investment.

3. DR. CONKLIN HAS LONG DIVERTED HIS FOCUS FROM THE COMPANY'S CORE BUSINESS. Despite the Dissident Committee's plea for sympathy for Dr. Conklin, he has sought to leave the Company for well over a year. In particular, since at least January 30, 1997, the date of last year's annual meeting, Dr. Conklin sought to establish a company that your Board felt would compete against your Company. In fact, the Board was extremely disturbed when Dr. Conklin proposed such venture and asked the Company, despite its limited resources, to fund his new side business. As part of his proposal, Dr. Conklin even sought to use the Company's equipment in his new venture and sought to continue to be paid by the Company. The Board rejected this proposal. The Board strongly believed that if the business which Dr. Conklin advocated for his new company was a bona fide opportunity, the stockholders of Bio-Imaging Technologies should receive the full benefit.

4. CERTAIN MEMBERS OF THE DISSIDENT COMMITTEE HAVE A HISTORY OF SELF-INTERESTED ACTIONS. This is not the first time that Mr. Abella has attempted to exert pressure on the Company. Mr. Abella's firm threatened to sue your Company in June 1996 after his firm had failed to raise the agreed upon minimum equity dollars for the Company. As a result of the threat of litigation and the accompanying distractions, the Company settled and issued additional warrants to Mr. Abella's firm. In addition, during 1997, without the authorization or knowledge of the Board, Mr. Lohin and Dr. Conklin prepared an offering memorandum which included confidential non-public information which the Board believes they disclosed to Mr. Abella. The proposed deal included a substantial warrant and debt burden for the Company.

5. THE DISSIDENT COMMITTEE DISTORTS THE ROLE OF COVANCE. The Board believes that Covance, as the Company's largest single stockholder, has the most to gain from the Company reaching its full potential. As a result, we believe your interests as stockholders are aligned with those of Covance. We believe the Dissident Committee has misstated to you that Covance exerts undue influence over the Board of Directors. At no time, other than the brief period between December 19, 1997 and January 16, 1998, have Covance designees represented a majority of the Board. Despite having contractual rights to three Board seats, two Covance designees resigned on January 16, 1998 in order to preserve a majority of non-Covance Board members. As stated in the Board's proxy statement, the current Board consists of two independent directors and a Covance designee. The Covance Common Stock investment in 1994 preserved liquidity for the Company's stockholders and provided the Company with the additional capital to maintain its operations. Furthermore, the Co-Marketing Agreement with Covance was terminated by the Company in order to benefit the Company and was not terminated by Covance as implied by the Dissident Committee. The Dissident Committee also failed to inform you that the Company's largest client, which represented 44% of the Company's project revenue in the quarter ended December 31, 1997 and 34% of project revenue in fiscal 1997, was referred to the Company by Covance. Although former management had contact with such client, the Company was able to engage and continues to serve such client primarily by demonstrating the technical expertise of its employees.

6. THE DISSIDENT COMMITTEE UNFAIRLY CHARACTERIZED ITS DISCUSSIONS WITH COVANCE. The Board has always been willing to consider any candidate who could add real value to the Company. In fact, the Board had agreed to interview a potential candidate suggested by Mr. Abella. Such interview was scheduled to be held on February 24, 1998, prior to the Annual Meeting. However, there was not any agreement by the Board to nominate Mr. Abella's nominees. The Board, acting in good faith and within the time limits imposed on the Company by Delaware law and the Company's bylaws, determined that it was in the best interests of the Company and its stockholders to proceed with the scheduled meeting on February 27, 1998. Mr. Abella then asked the Company to postpone the stockholders' meeting after the Company had prepared, printed and filed its proxy materials. Mr. Abella's response has resulted in this unpleasant contest. Interestingly, Mr. Abella's investment firm had the opportunity to have Board representation at the time it negotiated its Preferred Stock investment in December 1995. Mr. Abella declined such opportunity.

7. MR. ABELLA'S FIRM VOTED TO REMOVE MR. LOHIN AS A DIRECTOR. The Dissident Committee's criticism of the Board for the discharge of former management, Dr. Conklin and Mr. Lohin, contradicts some of the actions of Mr. Abella's investment firm. At the Company's January 1997 annual meeting of stockholders, Mr. Abella's investment firm voted all of its shares of preferred stock against the election of Mr. Lohin to the Board. The Dissident Committee's proxy materials do not disclose this past act and fail to reconcile such prior vote with their claim that Mr. Lohin "made substantial contributions to the growth and success of the Company over the past two years."

                 PROPOSAL TO REQUIRE A MINIMUM OF SIX DIRECTORS

     The Board believes that the Dissident Committee's proposal to amend the By-laws of the Company to require a minimum of six directors on the Board is NOT in your best interests. The Board will consider increasing the size of the Board when qualified candidates are interviewed and approved by the Board. The Board believes that the Dissident Committee's proposal is designed to take control of your company. The Board of Directors recommends that the stockholders vote AGAINST this proposal to amend the By-laws. Unless you direct otherwise on the enclosed proxy card, the Board of Directors' proxies intend to exercise the discretion granted on any proxy you previously granted to them to vote AGAINST this proposal to amend the By-laws.


                  YOUR CURRENT BOARD HAS A STRATEGY FOR GROWTH

     The Board's primary strategy is for the Company to focus on its core business by leveraging its technical capabilities and by continuing to develop strategic alliances. Now is not the time to return to the misguided and disgruntled leadership of Dr. Conklin and those who support him. We ask you to judge us by our record and performance over time. We believe that revenue growth is achievable by focusing on our core business without the distractions your Company has had throughout its history. The Board believes that such distractions are primarily attributable to certain members of the Dissident Committee. We are committed to add real and sustainable value to investors. The Company is more focused than ever and employee morale has never been better. Please see the correspondence received by the Board from all of the Company's employees set forth on Appendix A. We thank our stockholders for their support of the Company, the Board and the employees.

     PLEASE  DISREGARD  THE  BLUE  PROXY  CARD  SENT  TO YOU  BY  THE  DISSIDENT
COMMITTEE.

     PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY TO SUPPORT YOUR COMPANY'S BOARD OF DIRECTORS AND EMPLOYEES.

     On behalf of the Board of Directors

      /s/ Mark L. Weinstein                     /s/ Robert J. Phillips
      ---------------------                     ----------------------
      President and                             Assistant Secretary
      Chief Executive Officer


     IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE COMPANY'S PROXY SOLICITOR
                MORROW & CO., INC. (212) 754-8000/ 1-800-662-5200

                             SOLICITATION; EXPENSES

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company has engaged Morrow & Co., Inc. to serve as a proxy solicitor for the Company. The entire expense of preparing, assembling, printing and mailing this proxy solicitation and related materials and the cost of soliciting proxies will be borne by the Company. Although no precise estimate can be made at the present time, the Company currently estimates that the total expenditures relating to the proxy solicitation incurred by the Company will be approximately $120,000, of which $85,000 has been incurred to date.

     The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

                            SUPPLEMENTAL INFORMATION

     Under applicable regulations of the Commission, the Company and each of the directors of the Company is a participant in the solicitation. The business addresses of each of Dr. Jeffrey H. Berg, Ph.D., Jeffrey S. Hurwitz, Esq. and James A. Taylor, Ph.D. (the "Participants") is c/o Bio-Imaging Technologies, Inc., 830 Bear Tavern Road, West Trenton, NJ 08628. Please refer to pages 2 and 3 of the Board of Directors' proxy statement dated January 30, 1998 for information relating to each Participant's present principal occupation or employment. Reference is made to pages 8 and 9 of the Board of Directors' proxy statement dated January 30, 1998 for information relating to the amount of each class of the Company's securities which each Participant owns beneficially, directly or indirectly. None of the directors have purchased or sold any securities of the Company during the past two years. Reference is made to page 10 of the Board of Directors' proxy statement dated January 30, 1998 for securities sold by the Company. Other than as set forth below, no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to securities of the Company.

     In October 1994, the Company, Covance and Dr. Conklin entered into a Voting Agreement. Dr. Conklin agreed to vote his shares of Common Stock in favor of the Covance designees and Covance agreed to vote its shares of Common Stock in favor of Dr. Conklin in a stockholder election of the Board. Such obligations terminated on December 31, 1997. Please refer to page 3 of the Board of Directors' proxy statement for information relating to the Company's continuing obligations to nominate Covance designees.

     Reference is made to pages 8 and 9 of the Board of Directors' proxy statement dated January 30, 1998 for information relating to the amount of the Company's securities which each associate of each Participant owns beneficially, directly or indirectly. Reference is made to page 10 of the Board of Directors' proxy statement dated January 30, 1998 for certain relationships and related transactions of each of the Participants. None of the Participants, or any associate of such Participants, has an arrangement or understanding with any person (A) with respect to any future employment by the Company or (B) with respect to any future transaction to which the Company will or may be a party.

     The current Board of Directors and nominees for election to the Board are as follows: Jeffrey H. Berg, Ph.D., Jeffrey S. Hurwitz, Esq. and James A. Taylor, Ph.D. Reference is made to pages 2 and 3 of the Board of Directors' proxy statement dated January 30, 1998 for information relating to such nominees. The Dissident Committee's nominees for election to the Board are as follows: Dr. James J. Conklin, Frank J. Abella, Jr., J. A. Cole, Jr., Marc Berger, Dr. David Nowicki and Richard Dumler. Reference is made to pages 5 through 8 of the Dissident Committee's proxy statement dated February 20, 1998 for information relating to such nominees.

                                                                      Appendix A

                         Bio-Imaging Technologies, Inc.
                              830 Bear Tavern Road
                         West Trenton, New Jersey 08628

                                                      February 19, 1998

To the Board of Directors:

We, the undersigned employees of Bio-Imaging Technologies, want all of the shareholders of the Company to understand how strongly we support the current management team and Board of Directors. ALL CURRENT EMPLOYEES OF THE COMPANY ARE INCLUDED IN THIS LIST.

The management changes made by the Board of Directors last December were done for a number of reasons including feedback they had received from an independent organizational study. WE UNANIMOUSLY AGREE WITH THE DECISIONS THAT WERE MADE AND FEEL THAT WE ARE FINALLY ON TRACK TO ACCOMPLISH OUR OBJECTIVE OF MAKING BIO-IMAGING SUCCESSFUL. Since that time, we have seen focus, renewed spirit and are on track to see growth in our core business. We are extremely confident that the current management, including the current Board of Directors, is very capable of providing the Company with the focus, leadership and management required to succeed.

If the dissident shareholder committee is successful in their solicitation, including the potential return of James J. Conklin to the Company, WE WOULD BE FORCED TO REEVALUATE OUR FUTURES WITH THE COMPANY BECAUSE OUR CONFIDENCE LEVEL WOULD AGAIN BE REDUCED TO ALL-TIME LOWS.

We greatly appreciate your efforts on the Company's behalf.

/s/ Brian Abell              Brian Abell - Imaging Application Specialist
-------------------------
/s/ Jeffrey Azzalina         Jeffrey Azzalina - Senior Project Manager
-------------------------
/s/ Anna Baratelle           Anna Baratelle - Project Manager
-------------------------
/s/ Kimberly Bialiy          Kimberly Bialiy - Study Coordinator
-------------------------
/s/ Brian Bzdak              Brian Bzdak - Applications Technical Support
-------------------------
/s/ Debra Carotenuto         Debra Carotenuto - Asst. Mgr. Admin Svces
-------------------------
/s/ Andrea Cichetti          Andrea Cichetti - Manager Business Dvlpmnt.
-------------------------
/s/ James Deng               James Deng - Medical Image Analyst
-------------------------
/s/ Deborah Dereberry        Deborah Dereberry - CT Imaging Appl. Conslt.
-------------------------
/s/ Steven Einstein          Steven Einstein - Director Technical Client Svcs.
-------------------------
/s/ Mark Endres              Mark Endres - Assoc. Director Core Lab Svces
-------------------------
/s/ Patricia Fogel           Patricia Fogel - Nuclear Medicine Imaging Appl.
-------------------------
/s/ Kathi J. Haston          Kathi J. Haston - CT/MR Imaging Appl. Conslnt.
-------------------------
/s/ Maria Kraus              Maria Kraus - Controller
-------------------------
/s/ Donna Letizia            Donna Letizia - CT/MR Imaging Appl. Consltnt.
-------------------------
/s/ Michael Manfredi         Michael Manfredi - Software Applications Dvlpr.
-------------------------
/s/ Thomas Marchant          Thomas Marchant - Mngr. Clinical Trial Svces.
-------------------------
/s/ Frank May                Frank May - Applications Programmer
-------------------------
/s/ Jeanne Metherall         Jeanne Metherall - Assoc. Dir. Software Dvlpmnt
-------------------------
/s/ James Myrtle, Ph.D.      James Myrtle, Ph.D. - Dir. Clinical Trial Svces.
-------------------------
/s/ Lenore Noonan            Lenore Noonan - CT/MR Imaging Appl. Cnslt.
-------------------------
/s/ Sarah Pearson            Sarah Pearson - Sr. Applications Programmer
-------------------------
/s/ Robert J. Phillips       Robert J. Phillips - CFO and VP
-------------------------
/s/ Andrew Reiter            Andrew Reiter - VP & Managing Director
-------------------------
/s/ Richard L. Sandy         Richard L. Sandy - System Administrator
-------------------------
/s/ Michael Silver, Ph.D.    Michael Silver, Ph.D. - Mgr Tech. Client Svcs
-------------------------
/s/ Mark L. Weinstein        Mark L. Weinstein - Interim CEO
-------------------------
/s/ Julie Wissinger          Julie Wissinger - Ultrasound Imaging Conslts.
-------------------------
/s/ Ding Wu                  Ding Wu - Senior Programmer
-------------------------

                         BIO-IMAGING TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby constitutes and appoints Mark L. Weinstein and Robert J. Phillips, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Bio-Imaging Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania at 9:00 A.M., local time, on Friday, February 27, 1998, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 4 AND VOTED AGAINST 3.

1.    ELECTION OF DIRECTORS.

(Mark one only)
VOTE FOR all the nominees listed above;  except vote withheld from the following
nominees (if any).                                                    |    |

------------------------------------------------------------------

VOTE WITHHELD from all nominees.   |    |

                 Nominees:   Jeffrey H. Berg, Ph.D., Jeffrey S. Hurwitz, Esq.
                             and James A. Taylor, Ph.D.



2. Approval of Proposal to Ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 1998.


|     |   FOR               |     |   AGAINST                 |     |   ABSTAIN



3. Approval of proposal to amend the By-laws to require a minimum of six directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL TO AMEND THE BY-LAWS.


|     |   FOR               |     |   AGAINST                 |     |   ABSTAIN


                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)



4. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.


|     |   FOR               |     |   AGAINST                 |     |   ABSTAIN



I WILL |  |   WILL NOT |  |   ATTEND THE MEETING.


   Dated:                              This proxy must be signed
         --------------------------    EXACTLY as the name appears
                                       hereon.  When shares are held
   --------------------------------    by joint tenants, both should
   Signature of Stockholder            sign.  If the signer is a
                                       corporation, please sign full
   --------------------------------    corporate name by duly
   Signature of Stockholder            authorized officer, giving full
   if held Jointly                     title as such.  If a
                                       partnership, please sign in
                                       partnership name by authorized
                                       person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.